UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 13, 2006

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code     (973) 305-8800

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2006, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Valley National Bancorp (the "Company") approved the adoption of amendments to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan (the "Plan"). The amendments provide that restricted stock awards and stock options for all officers at the Senior Vice President level and above will no longer immediately vest upon such officers' Retirement (as such term is defined in the Plan). Instead, upon Retirement, immediate vesting will only occur for portions of awards which are scheduled to vest in the calendar year of Retirement and the calendar year thereafter. All unvested awards that do not vest upon Retirement shall be immediately forfeited. The amendments are applicable to awards granted in November 2006 and thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2006	VALLEY NATIONAL BANCORP

By:	/s/ Carol B. Diesner
Carol B. Diesner
First Senior Vice President